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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (File Nos. 2-99967, 33-35951, 333-04273, 333-10415, 333-107159, 333-175155, 333-18523, 333-38047, 333-41447, 333-89437, 333-72906, 333-36252 and 333-92531) of Hilton Hotels Corporation and its subsidiaries of our report dated January 30, 2004, with respect to the consolidated financial statements of Hilton Hotels Corporation and its subsidiaries incorporated by reference in this Form 10-K for the year ended December 31, 2003.

ERNST & YOUNG LLP

Los Angeles, California March 11, 2004

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Exhibit 23